As filed with the Securities and Exchange Commission on December 14, 1999

                                              Registration No. 333-___________

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                                     ----------------
                              IRT INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          Florida                                                  59-2720096
(State or other jurisdiction of incorporation or organization)  (I.R.S. Employer
           6230 Fairview Road, Suite 102,                    Identification no.)
             Charlotte, North Carolina                                28210
(Address of Principal Executive Offices)                             (Zip Code)

                              Consultant Agreements
                            (Full title of the plan)

                           Dale K. Chapman, President
                              IRT Industries, Inc.
         6230 Fairview Road, Suite 102, Charlotte, North Carolina 28210
                    (Name and address of agent for service)

                                 (704) 364-2066
          (Telephone number, including area code, of agent for service)

                                 with a copy to:
                              Melvin Weinberg, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                                 (212) 704-6418


                         CALCULATION OF REGISTRATION FEE
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

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                                                                 PROPOSED            PROPOSED
TITLE OF                                                         MAXIMUM             MAXIMUM
EACH CLASS                                  AMOUNT OF            OFFERING            AGGREGATE         AMOUNT OF
OF SECURITIES                               SHARES TO BE         PRICE PER           OFFERING          REGISTRATION
TO BE REGISTERED                            REGISTERED(1)        SHARE (2)           PRICE  (2)        FEE (3)
--------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.0001 per share    1,110,000            (2)             $35,100             $9
--------------------------------------------------------------------------------------------------------------------

(1)  Pursuant  to  Rule  416(b),  all  additional   securities   resulting  from
     anti-dilution adjustments, if any, under the Consultant Services Agreement (the "Plan") shall also be deemed covered.

(2) Pursuant to Rule 457(h), the maximum aggregate offering price (estimated solely for the purpose of calculating the registration fee): $35,100, made up of the following:
     (i) 300,000 shares underlying an option with an exercise price of $0.0001 per share;
     (ii) 700,000 shares underlying options with an exercise price of $0.25 per share;
     (iii) 60,000 shares valued at $ 0.375 per share;
     (iv) 50,000 shares valued at $ 0.25 per share;
(3) Calculated by multiplying the aggregate offering amount by a factor of .000264.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by us with the Securities and Exchange Commission (File No. 001-12765) pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated by reference:

                (a) Our annual report on Form 10-KSB for the fiscal year ended June 30, 1999, as amended; and

                (b) Our quarterly report on Form 10-QSB for the fiscal quarter ended September 30, 1999 and our current report on Form 8-K dated August 18, 1999 (date of earliest event reported);

         All documents filed by us after the date of this registration statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

         We are registering up to 1,100,000 shares of our common stock, par value of $0.0001 per share. Each holder of our common stock is entitled to one vote per share of common stock standing in such holder's name on our records on each matter submitted to a vote of our stockholders, except as otherwise required by law. Holders of our common stock do not have cumulative voting rights so that the holders of more than 50% of the combined shares of our common stock voting for the election of directors may elect all of the directors if they choose to do so and, in that event, the holders of the remaining shares of our common stock will not be able to elect any members to our board of directors.

         Holders of our common stock are entitled to equal dividends and distributions, per share, when, as and if declared by our board of directors from funds legally available. Holders of our common stock do not have pre-emptive rights to subscribe for any of our securities nor are any shares of our common stock redeemable or convertible into any of our other securities. If we liquidate, dissolve or wind up our business or affairs, our assets will be divided up pro-rata on a share-for-share basis among the holders of our common stock after creditors and preferred shareholders, if any, are paid.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.014 of the Florida General Corporation Act provides generally that a corporation incorporated under the laws of the State of Florida, such as our company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XII of our articles of incorporation, as amended, provides that our company has the power, in its by-laws or in any resolution of our stockholders or directors to undertake to indemnify our officers and directors against any contingency or peril as may be determined to be in our best interests, and in conjunction therewith, to procure at our expense policies of insurance.

         We maintain directors and officers liability insurance coverage with National Union Fire Insurance Company of Pittsburgh, Pa. The insurance policy has a $ 1,000,000 limit of liability and expires on November 10, 2000.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.


Exhibit
Number            Description
------            -----------

4.1               Articles of Incorporation, as amended. (1)

4.2               By-Laws, as amended. (1)

5.1               Opinion of Parker Chapin Flattau & Klimpl, LLP. (2)

10.1              Consultant Agreement dated as of October 21, 1999 by IRT Industries, Inc. and Stephen A. Krause. (2)

10.2              Consultant Agreement dated as of October 15, 1999 by IRT Industries, Inc. and Scott A. Neil. (2)

10.3              Consultant Agreement dated as of September 30, 1999 by IRT Industries, Inc. and Jason M. Baker. (2)

10.4              Consultant Agreement dated as of October 15, 1999 by IRT Industries, Inc. and Jahnihah Wrede. (2)

23.1              Consent of Dohan and Company, Certified Public Accountants, a Professional Association. (2)

23.2              Consent of Parker Chapin Flattau & Klimpl, LLP (included in Exhibit 5.1).


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



24.1              Powers of Attorney of Directors and Certain Officers of the Registrant.(3).

99.1              Form of Stock Option Agreement (2)


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


(1)               Incorporated  by reference  from our  registration  statement as filed with the  Securities and
                  Exchange Commission ("SEC"), SEC File No. 33-10001-A.

(2)               Filed herewith.

(3)               Filed herewith as part of the signature page to this registration statement.


ITEM 9.           UNDERTAKINGS.

                  We undertake to do the following:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided,  however,  that  paragraphs  (a)(1)(i) and  (a)(1)(ii) do not
         --------   -------
apply if the registration statement is on Form S-3, Form S-8, Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports that we file pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered by such registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  We undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered in such registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

                  Regarding whether indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the provisions described under Item 6 above, or otherwise, we have been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 13th day of December, 1999.

                                  IRT Industries, Inc.


                                  By: /s/ Dale K. Chapman
                                       -----------------------------------
                                  Name:    Dale K. Chapman
                                  Title:   President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dale K. Chapman with the power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 13th day of December, 1999.

         Signature                     Title
         ---------                     -----
/s/ Dale K. Chapman
-----------------------------
Name:  Dale K.Chapman             President, Chief Executive Officer, Secretary,
                                  Treasurer and Director
/s/ Eric F. Heintschel
-----------------------------
Name: Eric F. Heintschel          Director

/s/ James H. Feeney
-----------------------------
Name: James H. Feeney             Director

                                  EXHIBIT INDEX

Exhibit
Number            Description
------            -----------

4.1               Articles of Incorporation, as amended. (1)

4.2               By-Laws, as amended. (1)

5.1               Opinion of Parker Chapin Flattau & Klimpl, LLP. (2)

10.1              Consultant Agreement dated as of October 21, 1999 by IRT Industries, Inc. and Stephen A. Krause. (2)

10.2              Consultant Agreement dated as of October 15, 1999 by IRT Industries, Inc. and Scott A. Neil. (2)

10.3              Consultant Agreement dated as of September 30, 1999 by IRT Industries, Inc. and Jason M. Baker. (2)

10.4              Consultant Agreement dated as of October 15, 1999 by IRT Industries, Inc. and Jahnihah Wrede. (2)

23.1              Consent of Dohan and Company, Certified Public Accountants, a Professional Association. (2)

23.2              Consent of Parker Chapin Flattau & Klimpl, LLP (included in Exhibit 5.1).

24.1              Powers of Attorney of Directors and Certain Officers of the Registrant.(3).

99.1              Form of Stock Option Agreement (2)

--------------
(1)               Incorporated  by reference  from our  registration  statement as filed with the  Securities and
                  Exchange Commission ("SEC"), SEC File No. 33-10001-A.

(2)               Filed herewith.

(3)               Filed herewith as part of the signature page to this registration statement.




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